NUMBER U-__________		UNITS
SEE REVERSE FOR CERTAIN DEFINITIONS	KOREA MILESTONE ACQUISITION CORPORATION
CUSIP XXXXXX XXX

UNITS CONSISTING OF TWO ORDINARY SHARES AND ONE WARRANT TO
PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT ____________________________________________________________________________________________

is the owner of _____________________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of two (2) ordinary shares, par value $.0001 per share (“Ordinary Shares”), of Korea Milestone Acquisition Corporation, a Cayman Islands corporation (the “Corporation”), and one warrant (the “Warrant”). Each Warrant entitles the holder to purchase one (1) Ordinary Share for $6.00 per share (subject to adjustment). The Ordinary Shares and Warrants comprising the Units represented by this certificate shall commence separate trading on the 90th after the date of the prospectus relating to the Corporation’s initial public offering, provided that in no event may the Ordinary Shares and Warrants be traded separately until the Corporation has filed a Report of Foreign Private Issuer on Form 6-K that includes an audited balance sheet reflecting its receipt of the gross proceeds of its initial public offering of securities. The terms of the Warrants are governed by a Warrant Agreement, dated as of ___________, 2008, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By:__________________________________ Sang Chul-Kim, CHAIRMAN	KOREA MILESTONE ACQUISITION CORPORATION CORPORATE CAYMAN ISLANDS SEAL 2008	By:__________________________________ Soo Hyung Lee, SECRETARY

CONTINENTAL STOCK & TRANSFER COMPANY,
as transfer agent and registrar

By:_______________________________
Steven Nelson, Chairman

KOREA MILESTONE ACQUISITION CORPORATION

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

 TEN COM - as tenants in common                     UNIF GIFT MIN ACT - ____________   Custodian ____________
 TEN ENT -   as tenants by the entireties                                                               (Cust)                                    (Minor)
  JT TEN -      as joint tenants with right of survivorship under Uniform Gifts to Minors Act of ______________________
                   and not as tenants in common                                                                              (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

______________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

_____________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).